Exhibit 99.1

TransDigm Group Reports Fiscal 2011 First Quarter Results

Cleveland, Ohio, February 7, 2011/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended January 1, 2011.

Highlights for the first quarter:

•	Net sales of $240.0 million, up 30.3% from $184.3 million;

•	Adjusted earnings per share of $0.89, up 32.8% from $0.67;

•	EBITDA As Defined of $111.3 million, up 23.2% from $90.4 million;

•	Net loss of $7.3 million, down from net income of $30.8 million, primarily due to the one-time expenses attributable to the refinancing of the capital structure;

•	Loss per share of $0.19, down from a net earnings per share of $0.01; and

•	Increase in fiscal 2011 earnings outlook

Net sales for the quarter rose 30.3% to $240.0 million from $184.3 million in the comparable quarter a year ago. Organic net sales growth was approximately 10.6%. The acquisitions of Dukes Aerospace, Semco Instruments and McKechnie Aerospace accounted for the balance of the sales increase.

Adjusted net income for the quarter rose 33.0% to $47.3 million, or $0.89 per share, from $35.5 million, or $0.67 per share, in the comparable quarter a year ago.

EBITDA for the quarter decreased 63.9% to $30.4 million from $84.1 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 23.2% to $111.3 million compared with $90.4 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.4%.

The net loss for the quarter of $7.3 million, or $0.19 per share reflects the one-time costs attributable to the refinancing of the capital structure of $47.2 million, net of tax, or $0.89 per share and the acquisition and transaction related costs associated with both McKechnie and the Teleflex actuation business (Talley Actuation) of $6.1 million, net of tax, or $0.12 per share. Partially offsetting these expenses were higher volumes from recent acquisitions and market improvements. In addition, earnings per share were reduced by $0.05 per share representing dividend equivalent payments made in the quarter. Net income in the comparable quarter a year ago of $30.8 million, or $0.01 per share, reflected acquisition and transaction related costs of $3.7 million, or $0.07 per share. In addition, earnings per share were reduced by $0.57 per share representing dividend equivalent payments.

“We are pleased with our operating results for the first quarter of fiscal year 2011,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “We see continuing signs of an improving commercial market as commercial aftermarket sales rose sequentially and were up significantly versus the prior year. Due to the combination of improving commercial aftermarket demand and our ongoing value-based operating strategies, EBITDA As Defined margin remained strong despite acquisition dilution of approximately 3 margin points. Our proven operating strategy continues to create intrinsic shareholder value.”

“In the first quarter of fiscal 2011, we completed the acquisitions of two proprietary aerospace component businesses, McKechnie and Talley for approximately $1.4 billion and refinanced our entire capital structure,” continued Mr. Howley. “We ended the quarter with over $230 million in cash and almost $240 million of capacity on our new revolving credit facility. This strong liquidity position and additional capacity under our new credit agreement should provide us with adequate financial flexibility to support growth and continue to pursue acquisition opportunities.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income, a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Earnings per share is calculated under the “two-class method.” The application of the “two-class method” as compared to the treasury stock method requires the inclusion of approximately 2 million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

Fiscal 2011 Outlook

Mr. Howley continued, “The Company is revising the full year fiscal 2011 guidance to reflect Talley Actuation and changes to our current outlook. We still expect our fiscal 2011 results to be stronger in the second half of the year as our first quarter is typically the slowest.”

Based upon current market conditions, assuming no other acquisitions and still including the fastener business the revised guidance is as follows:

•

Revenues are anticipated in the range of $1,193 million to $1,225 million or a mid-point of $1,209 million (previously in the range of $1,160 million to $1,220 million) compared with $828 million in fiscal 2010;

•

EBITDA As Defined is anticipated in the range of $546 million to $562 million or a mid-point of $554 million (previously in the range of $532 million to $562 million) compared with $412 million in fiscal 2010;

•

Net income is anticipated in the range of $114 million to $135 million or a mid-point of $124 million (previously in the range of $119 million to $141 million) compared with $163 million in fiscal 2010;

•

Earnings per share are expected to be in the range of $2.08 to $2.47 per share or a mid-point of $2.27 per share (previously in the range of $2.16 to $2.58 per share) compared with $2.52 per share in fiscal 2010; and

•

Adjusted earnings per share are expected to be in the range of $3.70 to $4.09 per share or a mid-point of $3.89 per share (previously in the range of $3.48 to $3.90 per share) compared with $3.35 per share in fiscal 2010.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on February 7, 2011, beginning at 11:00 a.m., Eastern Time. To join the call, dial (800) 901-5259 and enter the pass code 55040634. International callers should dial (617) 786-4514 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 57679396. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, aircraft audio systems, specialized cockpit displays, engineered latching and locking devices, specialized lavatory components, engineered connectors and elastomers, rods and locking devices, NiCad batteries/chargers, and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Jonathan D. Crandall
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THIRTEEN WEEK PERIODS	Table 1
JANUARY 1, 2011 AND JANUARY 2, 2010
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended
	January 1, 2011	January 2, 2010

NET SALES	$240,046	$184,278

COST OF SALES	112,314	81,219

GROSS PROFIT	127,732	103,059

OPERATING EXPENSES:
Selling and administrative	31,030	22,466
Amortization of intangibles	4,415	4,140
Refinancing costs	70,730	—

Total operating expenses	106,175	26,606

INCOME FROM OPERATIONS	21,557	76,453

INTEREST EXPENSE - Net	32,554	28,515

(LOSS) INCOME BEFORE INCOME TAXES	(10,997)	47,938

INCOME TAX (BENEFIT) PROVISION	(3,650)	17,180

NET (LOSS) INCOME	$(7,347)	$30,758

NET (LOSS) INCOME APPLICABLE TO COMMON STOCK	$(10,157)	$445

Net (Loss) Earnings Per Share:
Basic and Diluted (two-class method)	$(0.19)	$0.01

Cash dividends paid per common share	$—	$7.65

Weighted-Average Shares Outstanding:
Basic and Diluted	53,328	52,869

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION	Table 2
FOR THE THIRTEEN WEEK PERIODS
JANUARY 1, 2011 AND JANUARY 2, 2010
(Amounts in thousands)
(Unaudited)

	Thirteen Week Periods Ended
	January 1, 2011	January 2, 2010

Net (loss) income	$(7,347)	$30,758

Depreciation and amortization	8,829	7,616
Interest expense, net	32,554	28,515
Income tax (benefit) provision	(3,650)	17,180

EBITDA	30,386	84,069

Add: As Defined Adjustments:
Inventory purchase accounting adjustments (1)	2,732	2,254
Acquisition integration costs (2)	3,839	967
Acquisition transaction-related expenses (3)	1,801	1,450
Stock option expense (4)	1,857	1,621
Refinancing costs (5)	70,730	—

Gross Adjustments to EBITDA	80,959	6,292

EBITDA As Defined	$111,345	$90,361

EBITDA As Defined, Margin (6)	46.4%	49.0%

(1)	Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold.
(2)	Represents costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs.
(3)	Represents transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.
(4)	Represents the compensation expenses recognized by TD Group under our stock option plans.
(5)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes of $40.7 million, the write off of debt issue costs and unamortized note premium and discount of $25.7 million, and settlement of the interest rate swap agreement and other expenses of $4.3 million.

(6)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION	Table 3
FOR THE THIRTEEN WEEK PERIODS
JANUARY 1, 2011 AND JANUARY 2, 2010
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended
	January 1, 2011	January 2, 2010

Reported Earnings (Loss) Per Share

Net (loss) income	$(7,347)	$30,758
Less: Dividends paid on participating securities	(2,810)	(30,313)

Net (loss) income applicable to common stock	$(10,157)	$445

Weighted-average shares outstanding under the two-class method: (1)
Weighted average common shares outstanding	49,500	48,983
Vested options deemed participating securities	3,828	3,886

Total shares for basic and diluted earnings per share	53,328	52,869

Basic and diluted (loss) earnings per share	$(0.19)	$0.01

Adjusted Earnings Per Share

Net (loss) income	$(7,347)	$30,758

Gross adjustments to EBITDA	80,959	6,292
Purchase accounting backlog amortization	762	1,137
Tax adjustment	(27,124)	(2,662)

Adjusted Net Income	$47,250	$35,525

Adjusted diluted earnings per share under the two-class method	$0.89	$0.67

(1)

Application of the two-class method as compared to the treasury stock method requires the inclusion of approximately 2 million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION	Table 4
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended
	January 1, 2011	January 2, 2010

Net (loss) income	$(7,347)	$30,758

Less: Dividends paid on participating securities	(2,810)	(30,313)

Net (loss) income applicable to common stock	$(10,157)	$445

Weighted average common shares outstanding	49,500	48,983

Vested options deemed participating securities	3,828	3,886

Diluted weighted-average shares outstanding	53,328	52,869

Diluted (loss) earnings per share	$(0.19)	$0.01

Adjustments to diluted (loss) earnings per share:

Refinancing costs	0.89	—

Inclusion of the dividend equivalent payment	0.05	0.57

Non-cash compensation costs	0.02	0.02

Acquisition-related expenses	0.10	0.05

Transaction-related expenses	0.02	0.02

Adjusted diluted earnings per share	$0.89	$0.67

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION	Table 5
FOR THE THIRTEEN WEEK PERIODS
JANUARY 1, 2011 AND JANUARY 2, 2010
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended
	January 1, 2011	January 2, 2010

Net Cash Provided by Operating Activities	$62,148	$59,597
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	12,059	(27,448)
Interest expense - net (1)	30,472	26,637
Income tax (benefit) provision - current	(5,868)	15,680
Non-cash equity compensation (2)	(1,858)	(1,628)
Excess tax benefit from exercise of stock options	4,163	11,231
Refinancing costs (3)	(70,730)	—

EBITDA	30,386	84,069
Adjustments:
Inventory purchase accounting adjustments(4)	2,732	2,254
Acquisition integration costs(5)	3,839	967
Acquisition transaction-related expenses(6)	1,801	1,450
Stock option expense(7)	1,857	1,621
Refinancing costs(3)	70,730	—

EBITDA As Defined	$111,345	$90,361

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes of $40.7 million, write off of debt issue costs and unamortized note premium discount of $25.7 million, and settlement of the interest rate swap agreement and other expenses of $4.3 million.

(4)	Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold.
(5)	Represents costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs.
(6)	Represents transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.
(7)	Represents the compensation expense recognized by TD Group under our stock option plans.

TRANSDIGM GROUP INCORPORATED
SELECTED BALANCE SHEET DATA	Table 6
(Amounts in thousands)
(Unaudited)

	January 1, 2011	September 30, 2010

Cash and cash equivalents	$234,308	$234,112
Trade accounts receivable - Net	158,427	134,461
Inventories	252,521	188,756

Current portion of long-term debt(1)	46,905	—
Accounts payable	51,303	44,226
Accrued liabilities	70,376	68,786

Long-Term Debt	3,134,500	1,771,646

(1)

Represents $15.5 million of current maturities under the New Senior Secured Credit Facility plus $31.4 million of remaining principal amount of 7 3/4% Senior Subordinated Notes due 2014, which were subsequently redeemed on January 15, 2011.